                                  EXHIBIT 10.15

                        AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is made this 29th day of January, 2004 (the "Effective Date"), by and between TOWER FINANCIAL CORPORATION, an Indiana corporation (the "Company"), and DONALD F. SCHENKEL (the "Executive").

                                    RECITALS

     Whereas, the Company entered into that certain Employment Agreement with Executive, effective as of January 1, 2002; and

     WHEREAS, the parties wish to amend the Employment Agreement.

     NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged by both parties, the Employment Agreement is hereby amended, effective as of January 1, 2004, as follows:

     1.   The following sentence shall be added to the end of Subsection 7.1(b):

          Notwithstanding any term of the Tower Financial Corporation Supplemental Executive Retirement Plan (the "Plan) referenced in this Subsection 7.1(b) (the "Plan"), the Company agrees that it will maintain such plan and allow Executive to participate during his employment with the Company. The termination of the Plan or any amendment to the Plan that affects Executive must be approved by Executive prior to the termination or amendment becoming effective. The Employment Agreement will control in the event of a conflict between the Employment Agreement and the Plan.

     2. A new Section 7.01(c) shall be added which shall read in its entirety as follows:

          (c) Notwithstanding anything to the contrary contained in the Plan, in the event Executive dies after commencing benefits under the Plan, the Company agrees to pay Executive's designated beneficiary an amount equal to A minus B, where:

          "A" equals the present value of Executive's Accrued Benefit, as defined by the Plan, determined as of his date of retirement; and

          "B" equals the actual amount of benefits paid to Executive under the Plan.

          Any amount payable under this Paragraph (c) may, but need not, be paid from proceeds of a life insurance policy, the costs of which shall be paid by the Company. Executive shall designate a beneficiary for any benefit under this Paragraph (c) on a form approved by the Company. Any amount payable hereunder shall be paid in a lump sum within 90 days of the date of Executive's death.

     3.   Section 7.02 is amended in its entirety and shall read as follows:

          Section 7.02.  Additional Fringe Benefits.

          (a) In addition to the fringe benefits set forth in Section 7.01, the Executive shall be entitled to the payment by the Company of the Executive's annual dues at the Fort Wayne Country Club, and expenses related to the Executive's use of such Country Club for matters related to the business of the Company.

          (b) During the term of this Agreement, the Company shall reimburse Executive for the actual annual cost he incurs for Five Hundred Thousand Dollars ($500,000.00) in term life insurance. The Company shall have no obligation to seek or provide such policy, but only provide reimbursement. The Company may, at its option, provide Executive with Five Hundred Thousand Dollars ($500,000.00) in term life insurance through a corporate-owned life insurance policy ("COLI"), and, if it does so, shall not be required to reimburse Executive for any life insurance cost incurred after and during the COLI is in effect. Executive shall designate a beneficiary for the benefit payable under this Section 7.02(b).

          (c) Further, the Company shall provide Executive with the use of an automobile, which the Executive shall select with the consent of the Company, and shall pay all other reasonable maintenance, expense and fuel charges related to such vehicle. Executive shall be solely responsible for any imputed income incurred as a result of any fringe benefits.

     4.   The following sentence shall be added to the end of Section 10.01:

          In the event Executive is terminated by the Company without cause, the Non-Compete Period shall be reduced to 180 days solely for the purposes of this Section 10.01.

     5.   The remainder of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

                                        TOWER FINANCIAL CORPORATION


                                        By: /s/ Kevin J. Himmelhaver
                                            ------------------------------------
                                            Kevin J. Himmelhaver,
                                            Chief Financial Officer

                                            ("Company")


                                            /s/ Donald F. Schenkel
                                            ------------------------------------
                                            Donald F. Schenkel

                                            ("Executive")


                                        2